[Exhibit 10.2.8]

                     EMPLOYEE LOANOUT AGREEMENT
                     --------------------------

AGREEMENT made as of this lst day of July, 2004 by and between FILM AND MUSIC ENTERTAINMENT , INC. ("Company"), 5670 Wilshire Blvd., Suite 1690, Los Angeles, California 90036, USA, ("Company") and RED GIANTS PRODUCTIONS, INC. (herein called "Lender") whose address is 5670 Wilshire Boulevard, Suite 1690, Los Angeles, California 90036, as follows:

1. Reference is hereby made to that certain Employment Agreement dated as of May 23,2003 in connection with the services of Executive in relation to the management of Company, a copy of which is attached hereto as Exhibit " A " and hereby made a part hereof (the " Agreement"). Company and Lender hereby agree that the Agreement shall be deemed amended by agreeing that the services of Executive are to be provided by Lender rather than being performed under direct employment of Executive by Company. All provisions of the Agreement shall be deemed included as part of this agreement as though fully set forth herein; it being understood however, that:

(a) wherever reference is made in the Agreement to payments to Executive, such reference shall be deemed to refer to payments to Lender.

(b) all rights granted by Executive under the Agreement shall be deemed granted hereunder by Lender as well, and all warranties, agreements, duties, liabilities, obligations and indemnifications given, made and/or assumed by Executive thereunder shall be deemed given, made and/or assumed by Lender as well.

(c) the compensation provide in Section 4.1 (a) of the Agreement shall be One Hundred Four Thousand Dollars ($104,000) per year.

(d) Section 3 shall be amended to provide that Executive shall be employed as Chief Executive Officer, President and Chairman of the Board.

2. As compensation in full for the services of Executive to be furnished by Lender hereunder and for all rights granted and agreed to be granted herein, Company will pay to Lender directly, without payroll deductions of any kind whatsoever, except as may be required by any federal, state or local law, regulation or ordinance, all monies which may become due and payable to Executive pursuant to the Agreement as, when and to the extent such payments become payable.

3. The parties hereto are entering into this agreement as independent contractors, and no partnership or joint venture or other association shall be deemed created by this agreement. Lender will have the entire responsibility of employer of Executive and will discharge all of the obligations of employer under any federal, state or local laws, regulations or order now or hereafter in force, including, but not limited to, those relating to taxes, unemployment compensation or insurance, social security, worker's compensation, disability pensions, tax withholding and including the filing of all returns and reports required of employer and the


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payment of all taxes, assessments and contributions and other sums required of employer. Lender will deduct and withhold from the consideration payable by Lender to Executive all amounts required to be deducted and withheld under employment agreements under the provisions of any statute, regulation, ordinance or order requiring the withholding or deduction of compensation. Further, it is agreed that Company will pay directly to the applicable guild all employer's contributions to the appropriate union pension and welfare plans required by reason of the services rendered hereunder by Executive.

4. Lender warrants that Executive is under an exclusive services contract with Lender and will continue to be throughout the term of this agreement; that Lender has and will have the right to furnish Executive's services to Company hereunder for the term of this agreement; and that Lender has and will have the right to grant all rights of whatsoever nature in and to the results and proceeds of such services. The warranties and indemnities set forth herein are in addition to, and not in limitation of, those contained in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.

Film and Music Entertainment, Inc.



By:    /s/ Lawrence S. Lotman
   ----------------------------------
Its: Director/Secretary, V.P. Finance



Red Giants Productions, Inc.


By:   /s/
   ----------------------------------
Its: Secretary


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                          INDUCEMENT LETTER


Dated: As of July 1, 2004

FILM AND MUSIC ENTERTAINMENT, INC.

5670 Wilshire Blvd., Suite 1690
Los Angeles, California 90036, USA,


Gentlemen:

As an inducement to you to enter into this Loan out Agreement executed concurrently herewith between Red Giant Productions, Inc. (herein called "Lender") and you with respect to my services as an Executive I represent, warrant and agree as follows:

Lender is now, and will be at all times during the term of said loanout contract and at all other times when my services may be rendered or required thereunder, authorized to furnish my services to you as therein provided; and if for any reason my employment contract with Lender should expire or be terminated before the completion of my services under said loanout contract, I will keep and perform all of the terms and conditions thereof, as though I were a party to said loanout contract and had executed it in place of Lender;

1. That I will keep and perform all of the terms and conditions of said loanout contract and will perform my services for you during the term thereof, and at all other times when my services may be rendered or required thereunder, in the capacities therein specified, conscientiously and to the best of my ability;

2. That I will look solely to Lender for all compensation for my services under said loanout contract and you shall have no obligation to compensate me for any services to be performed by me or for any rights granted to you thereunder.

3. That I hereby confirm and join in the grant to you of all rights under said loanout contract, including, but not limited to, all rights granted in and to the results and proceeds of my services and the right to use my name and likeness as set forth therein, whether or not my employment by Lender should expire or be terminated;

4. That all notices served on Lender in accordance with the provisions of said loanout contract shall be deemed to be notices to me of the contents hereof; and

5. That I shall indemnify and hold you harmless from and against all liabilities,


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penalties, losses or expenses, including reasonable attorneys'
fees imposed upon, sustained or incurred by you by reason of your failure to deduct or withhold from the compensation payable to Lender under said loanout contract any amounts required to be deducted or withheld by you under the provisions of any now or hereafter existing law, regulation or collective bargaining agreement.


     Very truly yours,


     /s/John Daly
     ----------------------------
     John Daly


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